                                  EXHIBIT 23.2

                                                                 EXHIBIT 23.2

                       [Letterhead of Grant Thornton LLP]



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



          We have issued our report dated July 10, 1995, accompanying the financial statements of Jazz Enterprises, Inc. contained in the Registration Statement. We consent to the use of the aforementioned report in the Registration Statement, and to the use of our name as it appears under the caption "Experts".

                              /s/ Grant Thornton LLP



Reno, Nevada
June 28, 1996